UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
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CLOUGH GLOBAL OPPORTUNITIES FUND

(Name of Registrant as Specified In Its Charter)

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Your Fund is Under Attack by an Activist Hedge Fund!

DEAR SHAREHOLDER:

I am writing with important information for shareholders of Clough Global Opportunities Fund (the “Fund”). Your Fund’s 2017 Annual Shareholders’ Meeting is scheduled to take place on Thursday, August 3rd, 2017. You will soon be receiving your Fund’s proxy statement and WHITE proxy card. I urge you to review the proposals in the Fund’s proxy statement and to promptly return the Fund’s WHITE proxy card.

I also want to warn you that an activist hedge fund, Saba Capital Management, L.P. (“Saba”), put forth three handpicked dissident nominees for election to your Fund’s Board to help it achieve its short term and self-serving objectives.

Saba, through its hedge funds, invests in closed-end funds and has a history of attempting to cash in on one-time or short-term gains by causing the closed-end funds to conduct debilitating tender offers, open-end fund conversions or other liquidity events. Saba does this to benefit its own hedge funds and to be paid higher fees, and not to benefit the shareholders of the closed-end funds it attacks. Do not be fooled into thinking that Saba’s actions are for the benefit of all shareholders. Your Board believes that Saba’s actions are harmful to long term shareholders in the Fund. For example, funds forced into these types of activist actions may be left with significantly less assets and higher expenses and fees, and the remaining shareholders in these funds may see their distributions reduced.

DO NOT RETURN ANY GOLD CARDS SENT BY SABA

This year the Board undertook an extensive search for new independent Trustee candidates to seek fresh expertise and opinions. After a robust search process, the Board appointed Karen DiGravio as a new independent Trustee, with her term set to commence upon election to succeed Richard Rantzow at the Annual Meeting of Shareholders. The Board also nominated Cliff Weber as a new independent Trustee, with his term set to commence upon the retirement of John Mee at the conclusion of the Annual Meeting of Shareholders. Ms. DiGravio brings significant expertise in the areas of accounting, finance and compliance. Similarly, Mr. Weber has extensive experience with financial product innovation, closed-end funds, and ETFs. The Board believes that Ms. DiGravio and Mr. Weber’s fresh and independent ideas, perspectives and experiences will further enhance the Board’s ability to serve the long-term interests of the Fund and its shareholders.

Further, to fill a recent vacancy on the Board, the Board also recently appointed Kevin McNally as a new Trustee. Mr. McNally has extensive experience in the management, establishment and operation of closed-end funds. Globally, Mr. McNally is considered one of the foremost experts on closed-end funds.

Your Board believes strongly that the continuing Trustees, who have consistently demonstrated their ability to deliver value to Fund shareholders, combined with the new Trustees, will be the best team to look out for YOUR LONG TERM INTERESTS and achieve the Fund’s investment goal of providing high current income and capital appreciation as a closed-end fund.

Your Board has taken several actions to attempt to make the Fund’s shares more attractive with the aim of reducing the market discount for ALL shareholders for the long term, and not just for an activist hedge fund looking for a quick pay-out. Your Trustees have raised the distribution rate, increased the frequency of payments to monthly (from quarterly) and instituted share buy-back programs. Your Board has also taken steps to reduce Fund expenses. On an annualized basis, for the 6 month period ending on April 30, 2017 versus the fiscal year ending October 31, 2015, Fund expenses have been reduced by 33%.

All of these items are discussed in greater detail in the Fund’s Proxy Statement, which you should receive shortly. Don’t be fooled by Saba’s misleading statements.

For these reasons, your Board unanimously recommends that you vote FOR your Fund’s nominees (Proposal 1) and AGAINST Saba’s shareholder proposal (Proposal 2). When you receive your Fund proxy materials, please promptly complete, sign, date, and return your Fund’s WHITE proxy card.

Help Your Fund:

Please wait to receive our WHITE proxy card and materials from your Fund

If you owned shares of the Fund on the record date, May 4, 2017, you should receive the Fund’s proxy materials and the WHITE proxy card soon. Your Fund has retained Okapi Partners LLC (“Okapi”) as its proxy solicitor. If representatives of Okapi call you, they will clearly identify themselves as the proxy solicitor for the Fund.

Please Do Not Return Saba’s GOLD Proxy Card or Give Your Vote to InvestorCom over the Phone

You may receive a different proxy statement from Saba (along with a GOLD proxy card), seeking approval of its self-interested proposal and its three dissident nominees who are unfamiliar with the Fund. Please discard any GOLD proxy card that you receive from Saba. Do not return it, even to withhold votes from Saba’s nominees or to vote against Saba’s proposal, because doing so will cancel out your vote on the Fund’s WHITE proxy card.

In addition, you may receive calls from representatives of Saba’s proxy solicitor, InvestorCom. Please do not give your vote over the phone to InvestorCom, even to withhold votes from Saba’s nominees or to vote against Saba’s proposal, as this will also cancel out your vote on the Fund’s WHITE proxy card.

We Plan to Vigorously Defend YOUR FUND

We plan to fight vigorously against Saba’s demands. We will be fighting for ALL shareholders and for your long-term investment goals. We plan to send you periodic updates on the proxy fight with Saba and to set the record straight about your Fund’s nominees for Trustees, the Fund’s performance, and the measures your Board has taken to maximize your investment in the Fund.

Thank you for your continued loyalty and support.

SINCERELY,

Edmund J. Burke
Trustee and President

ADDITIONAL INFORMATION:

The Fund intends to file its definitive proxy statement for the 2017 Annual Shareholders’ Meeting, together with its WHITE proxy card, with the U.S. Securities and Exchange Commission (SEC), and to begin mailing its proxy statement to shareholders in the near future. The Fund’s WHITE proxy card can be used to elect the Fund’s three Trustee nominees and to vote on the proposal expected to be presented at the annual meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING ANNUAL SHAREHOLDERS’ MEETING. Shareholders can obtain free additional copies of the notice of annual meeting and proxy statement, including the WHITE proxy card, and other documents filed by the Fund with the SEC, when they become available, by writing the Fund at 1290 Broadway, Suite 1100, Denver, Colorado 80203, or by calling 1-877-256-8445 on any business day. You may also visit the Fund’s Web site at www.cloughglobal.com/closed-end-funds/overview/glo. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at http://www.sec.gov.

Pursuant to SEC proxy rules, the Fund’s Trustees, nominees for Trustee and executive officers are “participants” in connection with the 2017 Annual Shareholders’ Meeting. Certain regular employees and officers of the Fund’s investment manager, administrator, or any of their affiliates may become “participants” if any such persons solicit proxies. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund’s Certified Shareholder Report on Form N-CSR for the fiscal year ended October 31, 2016 and its proxy statement, when available, for the 2017 Annual Shareholders’ Meeting. Neither Ms. DiGravio nor Mr. Weber currently own any shares of the Fund.